Exhibit 99.2

LAUREL PARENT HOLDINGS, INC. AND SUBSIDIARIES
Ann Arbor, Michigan
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
As of and for the Six Months Ended June 30, 2020

LAUREL PARENT HOLDINGS, INC. AND SUBSIDIARIES

TABLE OF CONTENTS

Financial Statements (unaudited)

Condensed Consolidated Balance Sheet
Condensed Consolidated Statement of Operations
Condensed Consolidated Statement of Comprehensive Loss
Condensed Consolidated Statement of Stockholders’ Equity
Condensed Consolidated Statement of Cash Flows
Notes to Unaudited Condensed Consolidated Financial Statements

LAUREL PARENT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
As of June 30, 2020
(unaudited)

Assets
Current assets:
Cash and cash equivalents	$33,144,380
Accounts receivable, net of allowance	34,389,670
Prepaid expenses and other current assets	5,066,342
Deferred commissions, current portion	1,607,491
Total current assets	74,207,883
Property and equipment, net	6,569,651
Deferred commissions, net of current portion	4,014,247
Goodwill	232,274,145
Intangible assets, net	95,971,963
Other assets	1,345,013
Total assets	$414,382,902
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,380,944
Accrued expenses and other current liabilities	15,769,838
Deferred revenue, current portion	11,314,224
Current portion of term loans, net	386,482
Current portion of capital lease obligations	362,455
Total current liabilities	30,213,943
Term loans, net	58,286,941
Derivative liability	857,651
Deferred revenue, net of current portion	433,918
Capital lease obligations	426,174
Deferred income tax liabilities	3,651,993
Other liabilities	1,053,970
Total liabilities	94,924,590
Stockholders’ equity:
Voting common stock, $.0001 par value 390,000,000 shares authorized as of June 30, 2020 362,420,600 shares issued and outstanding as of June 30, 2020	36,242
Non-voting common stock, $.0001 par value 120,000,000 shares authorized as of June 30, 2020 35,484,963 shares issued and outstanding as of June 30, 2020	3,549
Additional paid-in capital	430,247,003
Accumulated deficit	(105,930,904)
Accumulated other comprehensive loss	(4,897,578)
Total stockholders' equity	319,458,312
Total liabilities and stockholders’ equity	$414,382,902

See accompanying notes to condensed consolidated financial statements

LAUREL PARENT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2020
(unaudited)

Revenues:
Licenses	$12,874,706
Subscription services	23,959,542
Professional services and other	16,333,958
Total revenues	53,168,206
Operating expenses:
Licenses	184,948
Subscription services	5,694,226
Professional services and other	16,495,781
Research and development	14,028,867
Sales and marketing	22,669,252
General and administrative	13,760,539
Amortization of intangible assets	13,634,351
Total operating expenses	86,467,964
Loss from operations	(33,299,758)
Interest expense	(1,725,271)
Interest income and other, net	(135,095)
Loss before benefit from income taxes	(35,160,124)
Benefit from income taxes	(856,112)
Net loss	$(34,304,012)

See accompanying notes to condensed consolidated financial statements

LAUREL PARENT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS
For the Six Months Ended June 30, 2020
(unaudited)

Net loss	$(34,304,012)
Change in unrealized loss on interest rate swap, net of tax effect of $0	(370,206)
Foreign currency translation adjustments, net of tax effect of $0	(4,917,505)
Comprehensive loss	$(39,591,723)

See accompanying notes to condensed consolidated financial statements

LAUREL PARENT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
For the Six Months Ended June 30, 2020
(unaudited)

	Common Stock
	Voting		Non-voting
	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shareholders' Equity
Balance, December 31, 2019	362,420,600	36,242	33,586,750	3,359	423,815,444	(71,626,892)	390,133	352,618,286
Net loss						(34,304,012)		(34,304,012)
Issuance of shares of non-voting common stock			80,900	8	35,830			35,838
Issuance of shares of non-voting common stock upon RSU release			100,000	10	(10)			—
Vested restricted stock			1,717,313	172	(172)			—
Unrealized loss on Interest rate swap							(370,206)	(370,206)
Foreign currency translation adjustment							(4,917,505)	(4,917,505)
Stock based compensation					6,395,911			6,395,911
Balance, June 30, 2020	362,420,600	36,242	35,484,963	3,549	430,247,003	(105,930,904)	(4,897,578)	319,458,312

See accompanying notes to condensed consolidated financial statements

LAUREL PARENT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
For the Six Months Ended June 30, 2020
(unaudited)

Cash flows from operating activities
Net loss	$(34,304,012)
Adjustments to reconcile net income to net cash from operating activities:
Loss on disposal of property and equipment	10,258
Depreciation and amortization	14,440,540
Amortization of deferred commissions	1,750,151
Amortization of debt issuance costs	105,014
Change in deferred rent	435,916
Deferred income taxes	(1,618)
Provision for doubtful accounts	196,042
Stock-based compensation	6,395,911
Changes in operating assets and liabilities
Accounts receivable	9,093,215
Prepaid expenses and other current assets	(998,121)
Other assets	64,088
Deferred commissions	(1,499,719)
Accounts payable	(2,481,350)
Accrued expenses and other liabilities	(535,594)
Deferred revenue	(1,534,714)
Net cash used in operating activities	(8,863,993)
Cash flows from investing activities
Purchases of property and equipment	(2,024,816)
Net cash used in investing activities	(2,024,816)
Cash flows from financing activities
Proceeds from issuance of term loan	15,000,000
Repayments on term loans	(260,755)
Payments on capital lease obligations	(147,263)
Proceeds from issuance of non-voting common stock	35,838
Net cash provided by financing activities	14,627,820
Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash	282,915
Net increase in cash, cash equivalents, and restricted cash	4,021,926
Cash, cash equivalents, and restricted cash at beginning of period	29,527,454
Cash, cash equivalents, and restricted cash at end of period	$33,549,380
Supplemental disclosures of cash flow data
Cash paid for income taxes, net of refunds	$(247,751)
Cash paid for interest	$1,602,445
Supplemental disclosure of non-cash investing and financing activities
Property and equipment included in accounts payable and accrued expenses and other current liabilities	$244,858

See accompanying notes to condensed consolidated financial statements

LAUREL PARENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
As of and for the Six Months Ended June 30, 2020

NOTE 1 – Summary of Significant Accounting Policies

Nature of Operations

Laurel Parent Holdings, Inc. and Subsidiaries (the "Company") develops supply chain design and analysis software and solutions. The Company offers network optimization, inventory optimization, product flow- path optimization, transportation optimization, sales and operations planning, cost-to-serve optimization, production capacity planning, risk analysis and contingency planning, omni-channel modeling, merger and acquisition rationalization, greenhouse gas emissions modeling and enterprise simulation solutions. The Company is a leading global provider of software and solutions that enable large organizations to model, simulate and optimize their supply chain network, leading to major improvements in cost, service, sustainability and risk mitigation.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). The condensed consolidated financial statements include the accounts of Laurel Parent Holdings, Inc. ("Laurel Holdings") and its wholly-owned subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation.

Unaudited Interim Condensed Consolidated Financial Information

The accompanying interim condensed consolidated financial statements and the related footnote disclosures are unaudited. In management’s opinion, the unaudited interim condensed consolidated financial statements include all adjustments necessary to state fairly the Company’s financial position as of June 30, 2020 and the results of operations and cash flows for the six months ended June 30, 2020. The results for the six months ended June 30, 2020 are not necessarily indicative of the operating results expected for the full fiscal year or any future period.

Fiscal Year

The Company’s fiscal year ends on December 31.

Revenue Recognition

Revenue Recognition Policy

The Company derives its revenues primarily from the sales of: 1) term-based software licenses and related post-contract customer support services (PCS), which includes unspecified technical enhancements, customer support and maintenance; 2) subscription fees for customers to access the Company’s enterprise cloud platform (“cloud services”) and related customer support; and 3) professional services such as coaching and training and project management services. Other revenues consist primarily of reimbursed expenses.

Revenue is recognized upon transfer of control of promised products and services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services.

LAUREL PARENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
As of and for the Six Months Ended June 30, 2020

NOTE 1 – Summary of Significant Accounting Policies (cont.)

The Company determines the amount of revenue to be recognized through application of the following steps:

•Identification of the contract, or contracts, with a customer;

•Identification of the performance obligations in the contract;

•Determination of the transaction price;

•Allocation of the transaction price to the performance obligations in the contract; and

•Recognition of revenue when or as the Company satisfies the performance obligations.

The Company’s software license, subscription and professional services arrangements are non-cancelable and do not contain refund-type provisions. Therefore, at the time revenue is recognized, the Company does not estimate expected refunds for such arrangements, nor does the Company exclude any such amounts from revenue.

The Company may enter into agreements to modify previously executed contracts, which constitute contract modifications. The Company assesses each of these contract modifications to determine (i) if the additional products and services are distinct from the products and services in the original arrangement; and (ii) if the amount of consideration expected for the added products and services reflects the stand- alone selling price of those products and services, as adjusted for contract-specific circumstances. A contract modification satisfying both criteria is accounted for as a separate contract. A contract modification not satisfying both criteria is considered a change to the original contract and is accounted for on either (i) a prospective basis as a termination of the existing contract and the creation of a new contract; or (ii) a cumulative catch-up basis. Generally, the Company’s contract modifications satisfy both criteria and are accounted for as a separate contract.

License and Subscription Services Revenues

The Company’s term-based desktop license contracts provide the customer with a right to use the software as it exists when made available and are bundled with PCS. The Company satisfies its performance obligation to provide software licenses at a point in time and satisfies its performance obligation to provide PCS over the term of the contract.

The Company’s subscription cloud services arrangements provide the customer with a subscription to certain cloud services and related customer support, and do not provide the customer with the right to take possession of the software. The performance obligation is satisfied over time and the related revenue is recognized ratably over the contract term.

Within the Company’s condensed consolidated statement of operations, Licenses revenue is comprised of sales of term-based desktop licenses, and Subscription services revenue is comprised of sales of cloud services and related customer support and PCS related to desktop license contracts.

The Company typically invoices its customers for license and subscription services annually. Typical payment terms provide that customers pay within 30 days of invoice. Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue, depending on whether transfer of control to customers has occurred. Revenues recognized but not yet invoiced are recorded as unbilled revenues and included within accounts receivable in the accompanying condensed consolidated balance sheet.

LAUREL PARENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
As of and for the Six Months Ended June 30, 2020

NOTE 1 – Summary of Significant Accounting Policies (cont.)

Professional Services and Other Revenues

The Company’s professional services contracts are generally short-term in nature and are either on a time and materials basis or a fixed fee. Professional services do not result in significant customization of the software and are considered distinct. These revenues are recognized as the services are rendered for time and materials contracts and on a proportional performance basis for fixed price contracts. Training revenues are recognized as the services are performed. Fees received from customers for reimbursement of out-of-pocket expenses of $165,054 have been recorded as other revenues for the six months ended June 30, 2020.

Significant Judgments - Contracts with Multiple Performance Obligations

A performance obligation is a promise in a contract with a customer to transfer products or services that are distinct. Determining whether products and services are distinct performance obligations that should be accounted for separately or combined as one unit of accounting may require significant judgment.

Desktop software licenses, PCS, and cloud services have been determined to be distinct performance obligations.

In determining whether professional services are distinct, the Company considers the following factors for each professional services agreement: availability of the services from other vendors, the nature of the professional services, the timing of when the professional services contract was signed in comparison to the subscription start date and the contractual dependence of the service on the customer’s satisfaction with the professional services work. To date, the Company has concluded that all of the professional services included in contracts with multiple performance obligations are distinct.

Term-based desktop software licenses are only sold as bundled arrangements that include the rights to a term license and PCS, which includes unspecified technical enhancements, customer support and maintenance. As such, the Company allocates the transaction price to each performance obligation on a relative standalone selling price (“SSP”) basis. The SSP is the price at which the Company would sell a promised product or service separately to a customer. Judgment is required to determine the SSP for each distinct performance obligation. The Company determines SSP by considering observable inputs including its overall pricing objectives and market conditions. Significant pricing practices taken into consideration include the Company’s discounting practices, the size and volume of the Company’s transactions, the customer demographic, the geographic area where services are sold, price lists, its go- to-market strategy, historical sales and contract prices. As the Company’s go-to-market strategies evolve, the Company may modify its pricing practices in the future, which could result in changes to SSP.

Maximizing the use of observable inputs, the Company determined the pricing relationship between the license and PCS which attributes the majority of the contract value to the term license and a minority to PCS. The license component is recognized as revenue upon the later of delivery of the licensed product or the beginning of the license period. Revenue attributed to PCS is recognized ratably over the term of the contract, as the Company provides these services over time as a stand-ready to perform obligation.

Costs Capitalized to Obtain Revenue Contracts

The Company capitalizes incremental costs of obtaining customer contracts, which primarily include the cost of sales commissions. These costs are recorded as deferred commissions on the balance sheet.

The Company pays commissions for both new contracts and renewals of existing contracts. Commissions paid to obtain renewal contracts are not generally commensurate with the commissions paid for new product sales and therefore, a portion of the commissions paid for new contracts relate to future renewals.

LAUREL PARENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
As of and for the Six Months Ended June 30, 2020

NOTE 1 – Summary of Significant Accounting Policies (cont.)

Deferred commissions include (1) commissions paid to employees upon new bookings and renewals of subscription and support contracts, and (2) the associated payroll taxes and fringe benefit costs associated with the payments to the Company’s employees. For term-based desktop license contract commissions, the Company allocates the costs of commissions in proportion to the allocation of transaction price of license and PCS performance obligations. Commissions allocated to the license and license renewal components are expensed at the time the related revenue is recognized. Commissions allocated to PCS are amortized on a straight-line basis over a four-year period of benefit. Although longer than the typical initial contract period, the four-year period reflects the average period of benefit, including expected contract renewals. In arriving at this average period of benefit, the Company evaluated both qualitative and quantitative factors which included the estimated life cycles of its offerings and its customer attrition. The Company amortizes deferred commissions for renewals over the contract term.

The capitalized amounts are recoverable through future revenue streams under all non-cancelable customer contracts. The Company periodically evaluates whether there have been any changes in its business, the market conditions in which it operates or other events which would indicate that its amortization period should be changed or if there are potential indicators of impairment. Amortization of capitalized costs to obtain revenue contracts is included in sales and marketing expense in the accompanying condensed consolidated statement of operations.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Those estimates and assumptions include, but are not limited to: revenue recognition and deferred revenue; allowance for doubtful accounts; valuation of goodwill and intangible assets; accounting for income taxes, including the valuation allowance on deferred tax assets; estimate of useful lives of long- lived assets including intangible assets; valuation of its common stock; and determination of fair value for stock-based awards. The Company evaluates its estimates and assumptions based on historical experience and other factors and adjusts those estimates and assumptions when facts and circumstances dictate. Actual results could differ from those estimates.

Concentration of Risk

The Company maintains cash in domestic bank accounts which at times may exceed federally insured limits. Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits. Interest and non-interest bearing accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company has not experienced any losses on these deposits to date.

The Company had cash balances of $4,478,674 held in foreign bank accounts as of June 30, 2020. During the six months ended June 30, 2020, revenues by geographic area were as follows:

United States	$41,400,347
United Kingdom	8,117,265
Other foreign countries	3,650,594
Total revenues	$53,168,206

LAUREL PARENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
As of and for the Six Months Ended June 30, 2020

NOTE 1 – Summary of Significant Accounting Policies (cont.)

Cash, Cash Equivalents, and Restricted Cash

The Company defines cash and cash equivalents as highly liquid, short-term investments with a maturity at the date of acquisition of three months or less. At June 30, 2020, approximately $405,000 of restricted cash is included in other assets as presented in our condensed consolidated balance sheet and collateralizes a letter of credit issued in connection with the lease of office space as discussed in Note 5.

Accounts Receivable

Accounts receivable consist of amounts billed or to be billed and currently due from customers relating to services that have been performed or products that have been delivered. As of June 30, 2020, the balance of accounts receivable, net of allowance for doubtful accounts, was $34,389,670. Of the balance, $8,426,332 represents unbilled revenues as of June 30, 2020. Accounts receivable are subject to collection risk. Gross accounts receivable are reduced for this risk by an allowance for doubtful accounts. This allowance reflects management’s best estimate of probable losses inherent in the accounts receivable balance resulting from the inability of customers to make required payments. It is an estimate and is regularly evaluated for adequacy by taking into consideration a combination of factors such as past collection experience, credit quality of the customer, age of the receivable balance and other currently available evidence. These factors are reviewed to determine whether an allowance for doubtful accounts should be recorded to reduce the receivable balance to the amount believed to be collectible. The allowance for doubtful accounts was $713,167 as of June 30, 2020.

Prepaid License Fees

The Company capitalizes costs for the licensing of third-party software and applications used for servicing its customers and recognizes the expense ratably over the contract term in cost of revenues. As of June 30, 2020, $1,397,965 and $140,642 of prepaid license fees are included in prepaid expenses and other current assets and other assets, respectively.

Leases

The Company categorizes leases at their inception as either operating or capital leases. The total amount of base rent payments is recorded as an expense ratably over the term of the operating leases. The Company has recorded a long-term deferred rent liability of $1,053,972 and a current deferred rent liability of $80,559 as of June 30, 2020. The liabilities reflect the excess of straight-line rent expense over cash payments since inception of the leases.

The Company has entered into subleases for unoccupied leased office space. To the extent there are losses associated with the sublease, they are recognized in the period the sublease is executed. Any sublease payments received in excess of the straight-line rent payments for the sublease are recorded as an offset to rent expense and recognized over the sublease life.

Capitalized Software for Sale and Internal-Use Software Development Costs

US GAAP requires the capitalization of certain development costs for software that an entity intends to sell upon the establishment of technological feasibility and prior to the general release of a product. The Company considers technological feasibility for internally developed software to be reached at approximately the same time a product is generally available to customers. Therefore, the Company has expensed all external-use software development costs as incurred.

LAUREL PARENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
As of and for the Six Months Ended June 30, 2020

NOTE 1 – Summary of Significant Accounting Policies (cont.)

US GAAP requires the capitalization of qualifying internal-use computer software costs, which are incurred during the application development stage. Costs related to preliminary project activities and post- implementation activities are expensed as incurred. To date, the Company has determined that the application development stage of internal-use software is reached shortly before the products are released. Costs incurred after establishment of the application development stage have not been material, and therefore, the Company has expensed all internal-use software development costs as incurred.

Foreign Currency

Certain foreign subsidiaries of the Company use the local currency as their functional currency. In cases where the Company’s subsidiaries use a foreign functional currency, the Company translates the foreign functional currency financial statements to U.S. dollars using the exchange rates at the balance sheet date for assets and liabilities, the period average exchange rates for revenues and expenses, and the historical exchange rates for equity. The effects of foreign currency translation adjustments are recorded in other comprehensive loss as a component of stockholders' equity and the related periodic movements are presented in the condensed consolidated statement of comprehensive loss. Foreign currency transaction gains and losses are included in interest income and other, net, in the condensed consolidated statement of operations.

Accounting Pronouncements Adopted

In August 2018, the FASB issued ASU 2018-15, Intangibles—Goodwill and Other—Internal-use Software (subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement that is a Service Contract (“ASU 2018-15”). The amendment aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). The effective date is for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years, with early adoption allowed. The Company adopted the standard effective January 1, 2020, using the prospective approach, and the adoption did not have a material impact on the Company’s condensed consolidated financial statements.

NOTE 2 – Property and Equipment, Net

Property and equipment consisted of the following:

Furniture and equipment	$5,733,921
Leasehold improvements	3,637,035
Construction in progress	266,017
Total property and equipment	9,636,973
Less : accumulated depreciation and amortization	(3,067,322)
Property and equipment, net	$6,569,651

Depreciation expense was $836,601 for the six months ended June 30, 2020.

LAUREL PARENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
As of and for the Six Months Ended June 30, 2020

NOTE 3 – Goodwill and Intangible Assets

Goodwill

The following table represents the change in goodwill:

Balance at December 31, 2019	$235,652,770
Foreign currency translation adjustments	(3,378,625)
Balance at June 30, 2020	$232,274,145

Intangible Assets

The following table summarizes the intangible assets balances:

	Gross Carrying Amount	Accumulated Currency Translation Impact	Accumulated Amortization	Net Carrying Amount	Estimated Useful Lives (years)
Customer relationships	$90,500,000	$(775,140)	$(29,133,419)	$60,591,441	6-7
Trade name and trademarks	8,500,000	(77,617)	(2,490,994)	5,931,389	5-10
Intellectual property	63,100,000	(682,104)	(32,968,763)	29,449,133	5-7
Total Intangible Assets	$162,100,000	$(1,534,861)	$(64,593,176)	$95,971,963

Amortization expense was $13,603,939 for the six months ended June 30, 2020.

Future estimated amortization over the next five years as of June 30, 2020 is as follows:

Year Ending December 31,	Customer Relationships	Trade Name and Trademarks	Intellectual Property
2020 (remaining six months)	$7,418,610	$460,980	$5,715,256
2021	14,837,220	921,957	11,369,862
2022	14,837,220	921,957	6,257,812
2023	14,837,220	921,957	3,305,105
2024	7,072,132	889,080	1,940,369
Thereafter	1,589,039	1,815,458	860,729
Total	$60,591,441	$5,931,389	$29,449,133

LAUREL PARENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
As of and for the Six Months Ended June 30, 2020

NOTE 4 – Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following:

Accrued bonuses	$5,953,443
Accrued commissions	1,625,983
Accrued payroll and other withholdings payable	1,968,506
Accrued vacation	2,357,803
Accrued retirement plan matching contributions	1,039,538
Accrued sales tax and value added tax	1,758,850
Accrued common area maintenance and professional fees	491,779
Other accrued expenses	573,936
Total accrued expenses	$15,769,838

NOTE 5 – Commitments and Contingencies

Capital Leases

The Company has entered into capital leases of software, computer and other equipment with gross assets received totaling approximately $1,087,000. The net book value of the capital leases at June 30, 2020 totaled $790,000 with $125,000 of amortization charges included in depreciation expense. The capital leases require monthly principal and interest payments of $37,000 through August 31, 2022, and $15,000 from September 1, 2022 through July 31, 2024. Total remaining interest expected to be paid on the capital leases as of June 30, 2020 was $235,000.

Operating Leases

The Company leases office space under several non-cancelable operating leases that expire through October 2026. The Company is generally responsible for its proportionate share of utilities, real estate taxes and building maintenance.

The Company subleases some of the leased office space to third parties. Total sublease income was $206,344 for the six months ended June 30, 2020 and is net against rent expense. Net rent expense was $2,251,525 for the six months ended June 30, 2020.

Approximate future minimum lease payments and receipts under non-cancelable leases with remaining terms in excess of one year as of June 30, 2020 are as follows:

Year Ending December 31st,	Payments	Receipts	Net Amount
2020 (remaining six months)	$1,766,927	$(257,192)	$1,509,735
2021	3,682,841	(430,089)	3,252,752
2022	3,523,175	(277,451)	3,245,724
2023	3,325,019	(169,410)	3,155,609
2024	2,997,719	(172,998)	2,824,721
Thereafter	3,850,514	(220,868)	3,629,646
Total	$19,146,195	$(1,528,008)	$17,618,187

LAUREL PARENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
As of and for the Six Months Ended June 30, 2020

NOTE 5 – Commitments and Contingencies (cont.)

Contingencies

The Company is subject to various legal and administrative claims that arise in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims will not have a material adverse effect on the condensed consolidated financial position of the Company or results of operations.

NOTE 6 – Long-Term Debt

In November 2017, the Company entered into a borrowing facility with a bank. In February 2019 and December 2019, the Company amended the borrowing facility. The amended borrowing facility consists of the following:

–$20,000,000 Initial Term Loan – The Initial Term Loan consists of a LIBOR Rate Loan as defined in the borrowing facility. The LIBOR Rate is defined as 3.75% plus the greater of (a) the LIBOR Rate and (b) 1.00%. The interest rate for the Initial Term Loan was 4.75% as of June 30, 2020.

–Incremental Term Loan not to exceed $25,000,000 – The Company, by written notice, can request additional term loan commitments to make additional term loans, not to exceed $25,000,000, in the form of a Domestic Rate Loan or a LIBOR Rate Loan from the bank, an affiliate of the bank or any other lender approved by the bank. Each such request for any Incremental Term Loan commitments must be in a minimum amount of $2,000,000 and in even increments of $500,000 in excess thereof and requires formal approval by the lender prior to funding. The Company drew against these available funds as follows:

–$10,000,000 First Amendment Initial Term Loan – The First Amendment Initial Term Loan consists of a LIBOR Rate Loan. In February 2019, the Company drew $10,000,000 on the First Amendment Initial Term Loan.

–The Second Amendment of the Initial Term Loan was executed to update the definition of required lenders under the agreement and transfer commitments between banks.

–$15,000,000 Third Amendment Initial Term Loan – The Third Amendment Initial Term Loan may consist of a LIBOR Rate Loan. In December 2019, the Company drew $15,000,000 on the Third Amendment Initial Term Loan.

–Delayed Draw Term Loan not to exceed $15,000,000 – Effective December 2019, the Company, by written notice to the bank, can request additional term loan commitments to make additional term loans, not to exceed $15,000,000, in the form of a Domestic Rate Loan or a LIBOR Rate Loan. Each such request for any Delayed Draw Term Loan commitments must be in a minimum amount of $5,000,000 or in such lesser amount that is equal to the entire remaining outstanding portion of the $15,000,000 commitment limit. In March 2020, the Company drew $15,000,000 against the Delayed Draw Term Loan and elected the loan to be based on the LIBOR rate.

–Revolving Credit Note not to exceed $5,000,000 – The Company can make Revolving Advances up to $5,000,000. The Company has not drawn on the Revolving Credit Note as of June 30, 2020.

–Letters of Credit not to exceed $2,000,000 – The Company has no Letters of Credit issued as of June 30, 2020.

–Swing Loans not to exceed $500,000 – The Company has no advances on Swing Loans as of June 30, 2020.

LAUREL PARENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
As of and for the Six Months Ended June 30, 2020

NOTE 6 – Long-Term Debt (cont.)

The Company presents debt issuance costs as a direct reduction of its term loans. As of June 30, 2020, $210,028 and $506,794 of debt issuance costs are included in current portion term loans, net and term loans, net, respectively.

The following are estimated maturities of the Initial Term loan and subsequent amendments, net of debt issuance costs for the years after June 30, 2020:

Year Ending December 31st,	Principal	Debt Issuance Costs	Net Amount
2020 (remaining six months)	$298,255	$(105,014)	$193,241
2021	596,510	(210,028)	386,482
2022	1,491,275	(210,028)	1,281,247
2023	57,004,205	(191,752)	56,812,453
Total	$59,390,245	$(716,822)	$58,673,423
Less current as of June 30, 2020	(596,510)	210,028	(386,482)
Long-term as of June 30, 2020	$58,793,735	$(506,794)	$58,286,941

Borrowings are collateralized by substantially all business assets. Under the borrowing facility, the Company must maintain a sum of an undrawn availability and qualified cash of at least $6,500,000 as of June 30, 2020, and meet certain loan covenants including periodic financial reporting, minimum rolling four fiscal quarter recurring revenue, and minimum EBITDA. As of June 30, 2020, the Company was in compliance with all financial and nonfinancial covenants.

NOTE 7 – Derivative Financial Instruments

The Initial Term Loan bears interest at LIBOR as discussed in Note 6. In June 2018, the Company entered into an interest rate swap contract on $13,965,000 of the original Initial Term Loan. Under the swap contract, the Company pays interest at 2.83% and receives interest at 1-month LIBOR, which was 0.18% as of June 30, 2020. The notional amount under the swap decreases as principal payments are made on the Initial Term Loan so that the notional amount equals the principal outstanding under the Initial Term Loan. The remaining notional amount was $13,545,000 as of June 30, 2020. The swap is designed to hedge the risk of changes in interest payments on the Initial Term Loan caused by changes in LIBOR.

The swap was issued at market terms so that it had no fair value at its inception. The terms of the swap and the related amounts hedged did not change as a result of the amendments made to the debt in February 2019 and December 2019 as described in Note 6. The carrying amount of the swap has been adjusted to its fair value as of June 30, 2020, which because of changes in forecasted levels of LIBOR resulted in reporting a liability for the fair value of the future net payments forecasted under the swap. The liability is classified as noncurrent since the swap expires in 2022.

Since the critical terms of the swap and the Initial Term Loan are the same, the swap is assumed to be completely effective as a hedge, and none of the change in its fair value is included in pretax income. Accordingly, the entire adjustment to the swap's fair value for the six months ended June 30, 2020 has been reported as a component of other comprehensive loss.

LAUREL PARENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
As of and for the Six Months Ended June 30, 2020

NOTE 8 – Fair Value Measurements

Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. The framework for measuring fair value provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1) and the lowest priority to unobservable inputs (level 3).

The three levels of the fair value hierarchy under authoritative guidance are described as follows:

Level 1 - Inputs to the valuation methodology are unadjusted quoted market prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2 - Inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly, such as:

•quoted prices for similar assets or liabilities in active markets;
•quoted prices for identical or similar assets or liabilities in inactive markets;
•inputs other than quoted prices that are observable for the asset or liability;
•inputs that are derived principally from or corroborated by observable market
•data by correlation or other means.

If the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 - Inputs to the valuation methodology are unobservable and reflect the entity’s own assumptions as there is little, if any, related market activity.

The asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques maximize the use of relevant observables and minimize the use of unobservable inputs.

The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities reasonably approximate fair value due to the short maturity of the financial instrument.

The Company’s interest rate swap agreement is measured in the condensed consolidated financial statements at fair value on a recurring basis based on level 2 inputs. See Note 7 for more information regarding the fair value of this financial liability.

NOTE 9 – Stockholders’ Equity and Stock-Based Compensation

Formation and Common Stock

The terms of the formation of the Company were specified by its original Articles of Incorporation ("Articles"), as amended. The Articles provide for the issuance of two classes of common stock, voting and non-voting. With the exception of differences in voting rights, each share of common stock has the same rights and preferences.

As of June 30, 2020, 390,000,000 shares of voting common stock and 120,000,000 shares of non-voting common stock are authorized for issuance, each with a par value of $0.0001. Holders of voting and non- voting common stock are entitled when, as and if, declared by the Company's Board of Directors (the "Board"). As of June 30, 2020, the Company has not declared any dividends.

LAUREL PARENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
As of and for the Six Months Ended June 30, 2020

NOTE 9 – Stockholders’ Equity and Stock-Based Compensation (cont.)

The holders of voting common stock are entitled to vote on all matters submitted to the stockholders of the Company for a vote, with each share of voting common stock entitled to one vote per share. Except as required by applicable law, the holders of the non-voting common stock are not entitled to vote on any matters submitted to the stockholders of the Company for a vote.

Accumulated Other Comprehensive Loss

Accumulated Other Comprehensive Loss of $4,897,578 as of June 30, 2020 includes $857,651 of accumulated losses on the interest rate swap and $4,039,927 of cumulative foreign currency translation losses.

Equity Incentives

In 2017, the Board approved the 2017 Equity Incentive Plan (“the 2017 Plan”) for the purpose of advancing the interests of the Company by providing for the grant to participants of stock-based and other incentive awards as compensation. The 2017 Plan allows for equity awards to be granted that have either service, performance, and/or market-based vesting, generally over a 4 year period. Eligible participants are key employees and directors of, and consultants and advisors to, the Company and its subsidiaries.

As of June 30, 2020, 45,000,000 shares of non-voting common stock of the Company were authorized for issuance under the 2017 Plan.

Stock Options under the 2017 Plan

Stock option activity under the 2017 Plan is as follows:

	Number of Shares	Weighted Average Exercise Price Per Share	Weighted Average Remaining Life (years)
Balance at December 31, 2019	34,335,600	$1.00	8.39
Granted	7,545,000	1.61
Exercised	(25,000)	1.00
Forfeited and expired	(1,105,000)	1.10
Balance at June 30, 2020	40,750,600	$1.11	8.20
Exercisable at June 30, 2020	7,444,000	$1.00	7.70

The total estimated fair value of the options granted under the 2017 Plan during the six months ended June 30, 2020 was $8,562,000. The weighted-average grant date fair value of stock options granted during the six months ended June 30, 2020 was $1.12. The total fair value of shares vested during the six months ended June 30, 2020 was $808,969.

LAUREL PARENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
As of and for the Six Months Ended June 30, 2020

NOTE 9 – Stockholders’ Equity and Stock-Based Compensation (cont.)

Stock Options Issued in Connection with Acquisition

On October 17, 2019, Laurel Holdings acquired 100% of the outstanding units of Opex Analytics Holdings, LLC (“Opex Analytics”), an Illinois company. In connection with the business acquisition, replacement stock options were granted to certain employees of Opex Analytics which vest over a three year term of service beginning on the acquisition date. Related stock option activity is as follows:

	Number of Shares	Weighted Average Exercise Price Per Share	Weighted Average Remaining Life (years)
Balance at December 31, 2019	10,088,834	0.15	9.80
Exercised	(55,900)	0.19
Forfeited and expired	(78,895)	0.19
Balance at June 30, 2020	9,954,039	0.15	9.30
Exercisable at June 30, 2020	2,557,533	0.15	9.20

The total fair value of replacement stock options vested during the six months ended June 30, 2020 was $2,763,790.

Restricted Stock Units under the 2017 Plan

Restricted stock unit activity under the 2017 Plan is as follows:

	Number of Shares	Weighted Average Grant Date Fair Value
Balance at December 31, 2019	200,000	$1.15
Granted	124,221	2.54
Vested	(100,000)	1.15
Balance at June 30, 2020	224,221	1.94

The total estimated fair value of the restricted stock units granted under the 2017 Plan during the six months ended June 30, 2020 was $315,521. The total fair value of restricted stock units vested during the six months ended June 30, 2020 was $115,000.

Restricted Stock Issued in Connection with Acquisition

In connection with the acquisition of Opex Analytics, restricted stock was granted to certain employees and non-employees of the acquired company which vest over a three year term beginning on the acquisition date. Related restricted stock activity is as follows:

	Number of Shares	Weighted Average Grant Date Fair Value
Balance at December 31, 2019	9,598,133	1.61
Vested	(1,717,313)	1.61
Balance at June 30, 2020	7,880,820	1.61

The total fair value of restricted stock issued in connection with the acquisition that was vested during the six months ended June 30, 2020 was $2,764,874.

LAUREL PARENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
As of and for the Six Months Ended June 30, 2020

NOTE 9 – Stockholders’ Equity and Stock-Based Compensation (cont.)

Stock-Based Compensation Expense

The Company accounts for its stock-based compensation awards in accordance with US GAAP, which requires all stock-based compensation to employees, including grants of employee stock options and restricted stock units, to be recognized in the condensed consolidated statement of comprehensive loss based on the grant date fair values.

Compensation expense related to awards tied to service-based vesting is recognized on a straight-line basis based on the grant date fair value over the associated service period of the award, which is generally the vesting term. The fair value of restricted stock units is based on the number of shares granted and the fair value of our common shares on the date of grant.

The Company estimated the fair value of each stock option award with service-based vesting terms utilizing the Black-Scholes option pricing model. Our use of the Black-Scholes-Merton option-pricing model requires the input of highly subjective assumptions, including the fair value of the underlying common stock, the expected term of the option, the expected volatility of the price of our common stock, risk-free interest rates and the expected dividend yield of our common stock. The assumptions used in our option-pricing model represent management’s best estimates. These estimates involve inherent uncertainties and the application of management’s judgment. If factors change and different assumptions are used, our stock-based compensation expense could be materially different in the future.

These assumptions and estimates are as follows:

–Fair value of common stock. Because its common stock is not publicly traded, the Company must estimate the fair value of common stock. The fair value of the common stock underlying our stock-based awards is determined by our board of directors, which considered numerous objective and subjective factors to determine the fair value of common stock at each grant date. These factors included, but were not limited to, (i) contemporaneous valuations of common stock performed by third-party specialists; (ii) the lack of marketability of our common stock; (iii) developments in the business; (iv) current business conditions and projections; and (v) the likelihood of achieving a liquidity event, such as an initial public offering or a merger or acquisition, given prevailing market conditions.

–Expected volatility. The volatility is derived from the average historical stock volatilities of a peer group of public companies within its industry that the Company considers to be comparable to its business over a period equivalent to the expected term of the stock options.

–Dividend yield. The Company has never declared or paid any cash dividends and does not presently plan to pay cash dividends in the foreseeable future. Consequently, the Company used an expected dividend yield of zero.

–Expected term. The expected term represents the weighted-average period that the stock options are expected to remain outstanding. To determine the expected term for employee stock options, the Company generally applies the simplified approach in which the expected term of an award is presumed to be the mid-point between the vesting date and the expiration date of the award as the Company does not have sufficient historical exercise data to provide a reasonable basis for an estimate of expected term.

–Forfeitures. The Company recognizes stock-based compensation expense based on actual forfeitures.

–Risk-free interest rate. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero-coupon U.S. Treasury notes with maturities approximately equal to the option’s expected term.

LAUREL PARENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
As of and for the Six Months Ended June 30, 2020

NOTE 9 – Stockholders’ Equity and Stock-Based Compensation (cont.)

The fair values of the Company’s stock options granted with service-based vesting terms during the six months ended June 30, 2020 were estimated using the following assumptions:

Expected volatility	44%
Expected dividends	None
Expected life of option (in years)	6.25
Risk-free interest rate	0.43% - 1.59%

The amount charged to stock compensation expense was $6,395,911 for the six months ended June 30, 2020. As of June 30, 2020, the Company had approximately $29,200,000 of unrecognized compensation cost related to service-based non-vested stock options, restricted stock units, and restricted stock granted under the 2017 Plan and in connection with the acquisition of Opex Analytics. The unrecognized compensation cost is expected to be recognized over an estimated weighted-average vesting period of approximately 2.9 years. As of June 30, 2020, there was approximately $4,500,000 of unrecognized compensation cost related to performance based stock options granted under the 2017 Plan, for which vesting and the corresponding recognition of expense is contingent upon a change in control and the internal rate of return earned by the majority stockholder for cash proceeds received.

NOTE 10 – Retirement Plans

The Company has retirement plans covering all employees that are eligible as defined in the respective plan documents. Contributions to the plans are at the discretion of the Company, with the exception of certain statutory requirements. The Company has accrued for $1,039,538 of discretionary contributions to the plans as of June 30, 2020. The Company did not make any contributions to the plans for the six months ended June 30, 2020.

NOTE 11 – Income Taxes

The Company is subject to federal and various state income taxes in the United States, as well as income taxes in foreign jurisdictions in which it conducts business. The Company does not provide for federal income taxes on the undistributed earnings of its foreign subsidiaries as such earnings are reinvested indefinitely.

The Company recorded a tax benefit of approximately $856,000 for the six months ended June 30, 2020, representing an effective tax rate of 25.9%. The difference between the U.S. federal statutory rate of 21% and the Company's effective tax rate is primarily due to a full valuation allowance related to the Company's U.S. deferred tax assets, income tax benefits related to foreign jurisdictions in which the Company conducts business, and a research and development tax credit.

The Company's material income tax jurisdictions are the United States (federal) and the United Kingdom (UK). The Company is subject to audits for tax years 2016 and onward for federal purposes and 2014 and onward for UK purposes. There are tax years which remain subject to examination in various other state and foreign jurisdictions that are not material to the Company's condensed consolidated financial statements.

LAUREL PARENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
As of and for the Six Months Ended June 30, 2020

NOTE 11 – Income Taxes (cont.)

On March 27, 2020, the President signed into law the Coronavirus Aid, Relief, and Economic Security Act (the “CARES” Act). The CARES Act provides numerous tax provisions and other stimulus measures, including temporary changes regarding the prior and future utilization of net operating losses, temporary changes to the prior and future limitations on interest deductions, temporary suspension of certain payment requirements for the employer portion of Social Security taxes, technical corrections from prior tax legislation for tax depreciation of certain qualified improvement property, and the creation of certain refundable employee retention credits. The provisions of the CARES Act did not have a significant impact on the Company’s condensed consolidated financial statements as of June 30, 2020.

NOTE 12 – Related Party Transactions

The Company is responsible for a monthly management fee and other miscellaneous expenses incurred by an affiliate of the majority stockholder on behalf of the Company. Total expenses incurred for the six months ended June 30, 2020 were approximately $314,324. The amount due to the affiliate of the majority stockholder as of June 30, 2020 was approximately $222,754.

NOTE 13 – Subsequent Events

Management has evaluated subsequent events for events requiring recording or disclosure through October 30, 2020, the date that the Company’s unaudited interim condensed consolidated financial statements as of June 30, 2020 and for the six months ended were issued.

On September 4, 2020, the Company entered into a non-binding letter of intent with Coupa Software Incorporated ("Coupa") in order to facilitate discussions regarding a potential acquisition of the Company by Coupa. The non-binding letter of intent contemplated that the total consideration would be $1,500,000,000, subject to certain adjustments, fifty percent (50%) of which would be payable in cash and the remaining fifty percent (50%) would be in the form of shares of Coupa’s common stock.